Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-225568, and No. 333-227747) of iClick Interactive Asia Group Limited of our report dated April 25, 2019 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

Hong Kong

April 25, 2019